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Exhibit 99.1

ISONICS CORPORATION COMPLETES WAFER BUSINESS ACQUISITION

Strategic Acquisition Positions Company to Launch High Volume Manufacturing of Silicon-on-Insulator Wafers

        GOLDEN, CO (June 10, 2004)—Isonics Corporation (NASDAQ: ISON), a world-wide leader in the development of isotopically engineered semiconductor materials, and a supplier of silicon-on-insulator (SOI) wafers to the semiconductor industry and isotopes for life sciences and health care applications, announced today that the Company has completed the acquisition of the silicon wafer manufacturing and recycling business and related assets from EnCompass Materials Group Ltd. (EMG) of Vancouver, Washington. The transaction will be effective immediately before midnight on Friday June 11.

        "This transaction is a major inflection point in Isonics' semiconductor business and Isonics overall," commented James Alexander, chairman and CEO of Isonics." It will serve as the foundation for building a sizeable and profitable advanced silicon wafer business."

        "We believe that EMG is an excellent platform for launching the production phase of our SOI wafer business," commented Dr. Hans Walitzki, Isonics' vice president of advanced wafer technology. "We have developed a plan to combine our SOI operations with the test wafer business that we have acquired. This plan calls for reaching cash break-even quickly by focusing on growing revenue in market segments that EMG had chosen not to participate in, and by accessing cost savings through productivity improvements in wafer polishing based on know-how we can borrow from our SOI manufacturing processes. With our substantially reinforced sales and marketing team, we can now aggressively seek and accept large volume SOI orders. With only modest increases in SOI revenue, the combined businesses should turn profitable within 12 months."

        "The timing of this acquisition is excellent," Mr. Alexander continued. "Based on our conversations with our customers and independent market reports from such as Gartner Dataquest, the silicon wafer market is strong and is projected to strengthen. We are encouraged by the demand in the SOI wafer segment in particular. We now have the facilities and people to really take advantage of this pregnant market opportunity."

About The Transaction

        The transaction is structured as an asset purchase acquisition with consideration consisting of 731,930 shares of Isonics common stock, a $1.7 million note and the assumption of up to $800,000 in liabilities.

About Isonics Corporation

        Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. The Company is also focused on research and development opportunities for further, value-added product and application development. Isonics' Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technology. Additional information may be obtained at the Company's Web site at http://www.isonics.com.

        Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2003, and its quarterly report on Form 10-QSB for the nine months ended January 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company's cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission.

Contacts:

Investor Relations:

Randall Lewis
Senior Vice President
Trilogy Capital Partners, Inc.
randy@trilogy-capital.com
800.342.1467

Company:

James Alexander
President
Isonics Corporation
jealexander@isonics.com
(303) 279-7900

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ISONICS CORPORATION COMPLETES WAFER BUSINESS ACQUISITION